UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 6, 2009 (March 2, 2009)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification
Incorporation)		No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 2, 2009, the Compensation Committee of the Board of Directors of Psychiatric Solutions, Inc. (the “Company”) approved cash bonus plans for the named executive officers of the Company for the 2009 fiscal year. A description of the cash bonus plans is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     In addition, on March 2, 2009, the Compensation Committee also adopted the 2009 Long-Term Equity Compensation Plan (the “2009 Plan”). The 2009 Plan provides that the Company’s executive officers and certain key employees shall be eligible to receive stock options and shares of restricted stock based upon the achievement of certain specified performance targets related to the Company’s adjusted earnings per share (“EPS”). No equity awards will be granted if the Company’s adjusted EPS for 2009 does not exceed the Company’s adjusted EPS for 2008 by at least 14%. In the event that equity awards are to be granted under the 2009 Plan, the Compensation Committee shall meet with the Company’s Chief Executive Officer on or before March 31, 2010 to determine the allocation of the equity awards to the eligible employees. The foregoing description of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Summary of Psychiatric Solutions, Inc. 2009 Cash Bonus Plans

10.2	Psychiatric Solutions, Inc. 2009 Long-Term Equity Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: March 6, 2009	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

10.1	Summary of Psychiatric Solutions, Inc. 2009 Cash Bonus Plans

10.2	Psychiatric Solutions, Inc. 2009 Long-Term Equity Compensation Plan